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                                  EXHIBIT 23.1

                         Consent of Independent Auditor


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 1997, in Amendment No. 3 to the Registration Statement (Form S-1 Registration No. 333-21675) and related Prospectus of AFG Investment Trust A filed May 29, 1997 for the registration of 826,072 rights to acquire Class B Subordinated Interests and 826,072 Class B Subordinated Interests.


                                          ERNST & YOUNG LLP


Boston, Massachusetts
May 29, 1997